UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 22, 2015

FairPoint Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32408	13-3725229
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

521 East Morehead Street, Suite 500, Charlotte, North Carolina		28202
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (704) 344-8150
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 22, 2015, the compensation committee (the “Compensation Committee”) of the board of directors of FairPoint Communications, Inc. (the “Company”) adopted a form of Performance Share Award Agreement for Performance Period Beginning January 1, 2015 (the “Form Award Agreement”) to be used in connection with grants of performance shares under the Company’s Amended and Restated 2010 Long Term Incentive Plan (the “Plan”) for the performance period beginning January 1, 2015 and ending December 31, 2017 (the “Performance Period”). In connection therewith, on January 22, 2015, the Compensation Committee awarded performance shares to certain of the Company’s employees, including 26,000, 9,000, 8,000 and 7,500 performance shares to Paul H. Sunu, Ajay Sabherwal, Peter G. Nixon and Anthony A. Tomae, respectively, named executive officers of the Company.

The Form Award Agreement sets forth the terms and conditions relating to grants of performance shares that may be earned by participants based upon the achievement of certain performance measures for the Performance Period. One share of common stock, par value $.01 per share, of the Company (“Common Stock”) will be distributed to the participant for each whole performance share earned by the participant as soon as practicable after December 31, 2017. 60% of the performance shares will be earned by the participant based upon the achievement of a growth revenue performance measure and 40% of the performance shares will be earned by the participant based upon the achievement of a total shareholder return performance measure, each as more fully described in the Form Award Agreement (together, the “Performance Measures”). The determination of the achievement of the Performance Measures and the number, if applicable, of performance shares earned by the participant will be conclusively determined by the Compensation Committee. Awarded performance shares do not entitle the participant to any rights as a shareholder of the Company.

If the participant’s employment with the Company terminates prior to the date on which shares of Common Stock are distributed in respect of earned performance shares for any reason other than (i) the participant’s death, disability or retirement (as such terms are defined in the Plan) or (ii) by the Company without cause (as defined in the Plan), the participant will forfeit the performance shares and any shares of Common Stock distributable in respect of such performance shares. If a participant’s employment with the Company terminates during the Performance Period due to (i) the participant’s death, disability or retirement or (ii) termination by the Company without cause, the performance shares awarded to the participant will remain outstanding and be earned by the participant in accordance with the Form Award Agreement; provided, however, that the number of shares of Common Stock to be distributed to the participant in respect of the performance shares earned by the participant will be adjusted to take into account such participant’s termination, in accordance with the terms of the Form Award Agreement. Subject to the foregoing and other terms set forth in the Form Award Agreement, in the event a change in control (as defined in the Plan) occurs before the end of the Performance Period, shares of Common Stock for 100% of the performance share award will be distributed to the participant immediately prior to the change in control.

The foregoing summary of the Form Award Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Form Award Agreement (including Exhibit A thereto), which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein.

Item 8.01	Other Events.
FairPoint Communications, Inc. will hold its annual meeting of shareholders on May 11, 2015.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description

10.1	Form of FairPoint Communications, Inc. Performance Share Award Agreement for Performance Period Beginning January 1, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAIRPOINT COMMUNICATIONS, INC.

By:	/s/ Shirley J. Linn
	Name:	Shirley J. Linn
	Title:	Executive Vice President and General Counsel
Date: January 22, 2015

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of FairPoint Communications, Inc. Performance Share Award Agreement for Performance Period Beginning January 1, 2015.

Exhibit 10.1

FAIRPOINT COMMUNICATIONS, INC.
PERFORMANCE SHARE AWARD AGREEMENT
FOR PERFORMANCE PERIOD
BEGINNING JANUARY 1, 2015

THIS PERFORMANCE SHARE AWARD AGREEMENT (this “Agreement”), made and entered into this 22nd day of January, 2015, by and between FairPoint Communications, Inc. (the “Company”) and <<Name>> (the “Participant”).

W i t n e s s e t h:

WHEREAS, the Compensation Committee of the Board of Directors of the Company (the “Committee”) desires to award the Participant Performance Shares under the Company’s Amended and Restated 2010 Long Term Incentive Plan (the “Plan”) for the Performance Period beginning January 1, 2015 and ending December 31, 2017 (the “Performance Period”); and

WHEREAS, the Company and the Participant desire to enter into a written agreement that sets forth the terms and provisions of the Participant’s Performance Share award.

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein, the Company and the Participant hereby agree as follows:

1.    The Participant acknowledges that the Performance Share award is governed by this Agreement and the terms of the Plan. The terms of the Plan are incorporated into this Agreement in their entirety and made a part hereof by reference. Unless otherwise defined herein, capitalized terms used herein shall have the meanings set forth in the Plan. In the event of any conflict between the terms of the Plan and this Agreement, the terms of the Plan shall govern and control.

2.    The Participant is awarded _______ Performance Shares. The Performance Shares that shall be earned by the Participant shall be based on the achievement of the Performance Measures during the Performance Period as set forth on Exhibit A attached hereto. The determination of the achievement of the Performance Measures and the number, if applicable, of Performance Shares earned by the Participant shall be conclusively determined by the Compensation Committee of the Board of Directors.

3.    Except as provided in Paragraph 6 below, one Share of the Company’s Common Stock will be distributed to the Participant for each whole Performance Share earned by the Participant.

4.    Any Shares to be distributed in respect of the Performance Shares earned by the Participant will be delivered to the Participant as soon as practicable after December 31, 2017, but no later than March 15, 2018 (the date Shares are delivered, the “Payment Date”). If the Participant’s employment with the Company terminates prior to the Payment Date for any reason other than (i) the Participant’s death, Disability or Retirement or (ii) by the Company without Cause, the Participant shall forfeit the Performance Shares and any Shares distributable in respect of such Performance Shares. If a Participant’s employment with the Company terminates during the Performance Period due to (i) the Participant’s death, Disability or Retirement or (ii) termination by the Company without Cause, the Performance Shares awarded to the Participant shall remain outstanding and be earned by the Participant as set forth in Exhibit A attached hereto; provided, however, the number of Shares to be distributed to the Participant in respect of the Performance Shares earned by the Participant will be determined by multiplying such number of earned Performance Shares by a fraction, the numerator of which is the number of completed calendar months during the Performance Period that the Participant was employed, and the denominator of which is the total number of calendar months in the Performance Period.

5.    Subject to the provisions of Paragraph 4 above, in the event a Change in Control occurs before the end of the Performance Period, Shares for one hundred percent (100%) of the Performance Share award made hereunder to the Participant shall be distributed to the Participant and shall be effective immediately prior to the Change in Control.

6.    Unless prohibited by the Committee, the Participant may advise the Company to deduct from any Shares otherwise distributable to the Participant that number of Shares having a value equal to the amount of any taxes required by law to be withheld from awards made under the Plan.

7.    The Performance Shares awarded hereunder to the Participant shall not entitle the Participant to any rights as a shareholder of the Company. Dividends on the Shares underlying the Performance Shares will not accrue or be paid during the Performance Period.

8.    The Participant’s award under this Agreement and the Plan may not be assigned or alienated. Subject to any limitations under the Plan on transferability, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto. Neither the Plan, nor this Agreement, nor any action taken under the Plan or this Agreement shall be construed as giving to the Participant the right to be retained in the employ of the Company.

9.    Any distribution of Shares may be delayed until the requirements of any applicable laws or regulations or any stock exchange requirements are satisfied. The Shares distributed to the Participant shall be subject to such restrictions and conditions on disposition as counsel for the Company shall determine to be desirable or necessary under applicable law.

10.    The Participant may designate a beneficiary or beneficiaries to receive all or part of the Shares to be distributed to the Participant under this Agreement in the event of the Participant’s death. If no beneficiary is designated, such Shares shall be paid to the estate of the Participant.

11.    This Agreement and the Plan constitute the entire understanding of the parties with respect to the award of Performance Shares to the Participant for the Performance Period. Except with respect to modifications of the Plan as provided therein, this Agreement can be amended only in writing executed by the Participant and a duly authorized officer of the Company.

12.    This Agreement shall be governed by the laws of the State of Delaware to the extent not preempted by applicable federal law.

2

IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement to be executed as of the date first above written.

FairPoint Communications, Inc.

By:

Participant

<<Name>>

3

EXHIBIT A

PERFORMANCE MEASURES
FOR THE
PERFORMANCE PERIOD BEGINNING JANUARY 1, 2015 AND ENDING DECEMBER 31, 2017

Growth Revenue. If the Company’s Growth Revenue for the Performance Period is 33% or more of the Company’s Total Revenue, 60% of the Performance Shares shall be earned. If the Company’s Growth Revenue for the Performance Period is less than 33% of the Company’s Total Revenue, none of the Performance Shares associated with this Performance Measure shall be earned.

Total Shareholder Return. If the Company’s Total Shareholder Return for the Performance Period is positive and exceeds the median Total Shareholder Return of the Telecommunications Peer Group, 40% of the Performance Shares shall be earned. If the Company’s Total Shareholder Return for the Performance Period is not positive or fails to exceed the median Total Shareholder Return of the Telecommunications Peer Group, none of the Performance Shares associated with this Performance Measure shall be earned.

Definitions:

“Growth Revenue” means the aggregate consolidated revenue recognized by the Company for the Performance Period from growth-based, strategic revenues, including but not limited to the provision of the following services: (i) retail and wholesale Ethernet, such as Fiber to the Tower, (ii) managed and advanced services, such as hosted voice and data center and (iii) broadband and business.

“Telecommunications Peer Group” means all of the companies included in the Telecommunications Services Sector of the Global Industry Classification Standard on both the first and last day of the Performance Period, excluding the top 5% and the bottom 25% of such companies when ranked on the basis of Total Shareholder Return for the Performance Period.

“Total Revenue” means the aggregate consolidated revenue reported by the Company for the Performance Period in accordance with generally accepted accounting principles.

“Total Shareholder Return” means, with respect to a company for the Performance Period, the percentage determined by dividing the sum of Amount A plus Amount B by Amount C where:

Amount A is (i) the average of the closing prices for one share of such company’s common stock during the 20 trading days period immediately preceding the expiration of the Performance Period minus (ii) the average of the closing prices for one share of such stock during the 20 trading days period immediately preceding the beginning of the Performance Period.

Amount B is (i) the number of shares of such company’s common stock that would have been purchased during the Performance Period if all dividends paid during the Performance Period had been reinvested in such stock multiplied by (ii) the average of the closing prices for one share of such company’s common stock during the 20 trading days period immediately preceding the expiration of the Performance Period.

Amount C is the average of the closing prices for one share of such company’s common stock during the 20 trading days period immediately preceding the beginning of the Performance Period.